As filed with the Securities and Exchange Commission on May 10, 2002.

                                           Registration No. 333-________________

________________________________________________________________________________



                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM S-8


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              --------------------

                      TRANSACTION SYSTEMS ARCHITECTS, INC.
              (Exact name of registrant as specified in its charter)

           Delaware                                              47-0772104
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                             224 South 108th Avenue
                              Omaha, Nebraska 68154
          (Address of principal executive offices, including zip code)

                      Transaction Systems Architects, Inc.
                  2002 Non-Employee Director Stock Option Plan
                            (Full title of the plan)

                              David P. Stokes, Esq.
                          General Counsel and Secretary
                      Transaction Systems Architects, Inc.
                             224 South 108th Avenue
                              Omaha, Nebraska 68514
                                 (402) 334-5101
 (Name, address and telephone number, including area code, of agent for service)
                              --------------------

                                 with a copy to:

                             Albert G. McGrath, Jr.
                                Baker & McKenzie
                            2300 Trammell Crow Center
                                2001 Ross Avenue
                               Dallas, Texas 75201



                         CALCULATION OF REGISTRATION FEE
====================================== ================ =================== ==================== ===================
                                                         Proposed maximum    Proposed maximum
                                        Amount to be      offering price    aggregate offering       Amount of
Title of securities to be registered   registered (1)     per share (2)          price (2)        registration fee
-------------------------------------- ---------------- ------------------- -------------------- -------------------
Class A Common Stock, par value            250,000            $10.795           $2,698,750            $248.28
$.005 per share
====================================== ================ =================== ==================== ===================

(1) Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), there are also being registered such additional shares of Class A Common Stock of Transaction Systems
     Architects, Inc. (the "Company"), par value $.005 per share (the "Common
     Stock"), as may become issuable pursuant to the anti-dilution provisions of the Transaction Systems Architects, Inc. 2002 Non-Employee Director Stock
     Option Plan (the "2002 Stock Option Plan").
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) promulgated under the Securities Act and is based upon the average of the high and low sale prices of the Common Stock on February 26, 2002, as reported on the National Association of Securities
     Dealers Automated Quotations system.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information

     Not filed with this registration statement (this "Registration Statement").

Item 2.  Registrant Information and Employee Plan Annual Information

     Not filed with this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The Company hereby incorporates by reference in this Registration Statement the documents listed in (a) through (c) below, which it has previously filed with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement that indicates that all shares of Common Stock offered hereunder have been sold or that deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

         (a) The Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 2001, filed with the Commission on February 12, 2002.

         (b) The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2001, filed with the Commission on December 27, 2001.

         (c) The description of the Company's Class A Common Stock contained in the Company's Registration Statement on Form 8-A (File No. 000-25346), filed with the Commission on January 9, 1995, including any amendments or reports that the Company files for the purpose of updating this description.

Item 4.  Description of Securities

         Not Applicable.

Item 5.  Interest of Named Experts and Counsel

         Not Applicable.

Item 6.  Indemnification of Directors and Officers

         Pursuant to Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Code"), the Company generally has the power to indemnify its present and former directors, officers, employees and agents against expenses, judgments, fines and amounts paid in settlement incurred by them in connection with any suit (other than a suit by or in the right of the Company) to which they are, or are threatened to be made, a party by reason of their serving in such positions, or by reason of their serving at the Company's request in such positions for another corporation, partnership, joint venture, trust or other enterprise, so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. Section 145 of the Delaware Code further provides that in connection with the defense or settlement of any action by or in the right of the corporation, a Delaware corporation may indemnify its present and former directors, officers, employees and agents against expenses actually and reasonably incurred by them if, in connection with the matters in issue, they acted in good faith, in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made with respect to any claim, issue or matter as to which such person has been adjudged liable to the corporation unless the Court of Chancery or the court in which such action or suit was brought approves such indemnification. The statute also expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

         As permitted by the Delaware Code, the Amended and Restated Certificate of Incorporation, as amended, of the Company (the "Certificate of Incorporation") provides for the indemnification of directors and officers, subject to certain limitations. The Certificate of Incorporation expressly provides for the indemnification of a director or officer made a party, or threatened to be made a party, to any proceeding by reason of the fact that he or she is a director or officer of the Company. Pursuant to the Certificate of Incorporation, the Company has the power to purchase and maintain insurance for its present and former directors, officers, employees and agents. Such a policy is currently in effect. The above discussion of the Certificate of Incorporation and of Section 145 of the Delaware Code is not intended to be exhaustive and is qualified in its entirety by such Certificate of Incorporation and the Delaware Code.

         The Amended and Restated Bylaws, as amended, of the Company (the "Bylaws") provide that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was or has agreed to become a director, officer, employee or agent of the Company, or is or was serving or has agreed to serve at the request of the Company as a director, officer, employee or agent of another constituent corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not meet the standards of conduct set forth above. The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was or has agreed to become a director, officer, employee or agent of the Company, or is or was serving or has agreed to serve at the request of the Company as a director, officer, employee or agent of another constituent corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection with the defense or settlement of such action or suit and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or wanton misconduct in the performance of his duty to the Company unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges and expenses which the Court of Chancery or such other court shall deem proper. To the extent that a director, officer, employee or agent of the Company has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit or proceeding referred described herein, or in the defense of any claim, issue or matter therein, he shall be indemnified against all costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf.

Item 7.  Exemption from Registration Claimed

         Not Applicable.

Item 8.  Exhibits

         The following are filed as exhibits to this Registration Statement:

Exhibit  Description
  No.

4.1(1) Transaction Systems Architects, Inc. 2002 Non-Employee Director Stock Option Plan

4.2(2)   Form of Common Stock Certificate

4.3(2) Amended and Restated Certificate of Incorporation of the Company, and amendments thereto

4.4(3)   Amended and Restated Bylaws of the Company, and first amendment thereto

5.1(1)   Opinion of Baker & McKenzie

23.1(1)  Consent of Arthur Andersen LLP

23.2(1)  Consent of Baker & McKenzie (included in Exhibit 5.1)

24.1(1) Power of Attorney (included on the signature page of this Registration Statement)
----------------
(1)  Filed herewith.
(2) Incorporated by reference to Exhibit 3.01 of the Company's Registration Statement (File No. 33-88292) on Form S-1.
(3) Incorporated by reference to Exhibit 3.02 of the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1999.

Item 9.  Undertakings

         (a)      The undersigned Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on February 27, 2002.

                                       TRANSACTION SYSTEMS ARCHITECTS, INC.


                                       By: /s/ DWIGHT G. HANSON
                                          --------------------------------------
                                          Dwight G. Hanson,
                                          Chief Financial Officer, Treasurer and
                                          Senior Vice President


                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Dwight G. Hanson his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including pre- or post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

             Signature                                   Title                               Date

 /s/ GREGORY D. DERKACHT              President, Chief Executive Officer and           February 27, 2002
-----------------------------------   Director
Gregory D. Derkacht

 /s/ GREGORY J. DUMAN                 Chairman of the Board and Director               February 27, 2002
-----------------------------------
Gregory J. Duman

 /S/ LARRY G. FENDLEY                 Interim Chief Operating Officer and Director     February 27, 2002
-----------------------------------
Larry G. Fendley

 /s/ DWIGHT G. HANSON                 Chief Financial Officer, Treasurer and           February 27, 2002
-----------------------------------   Senior Vice President
Dwight G. Hanson

 /s/ EDWARD C. FUXA                   Chief Accounting Officer, Vice President         February 27, 2002
-----------------------------------   and Controller
Edward C. Fuxa

 /s/ JIM D. KEVER                     Director                                         February 27, 2002
-----------------------------------
Jim D. Kever

 /s/ ROGER K. ALEXANDER               Director                                         February 27, 2002
-----------------------------------
Roger K. Alexander


                                  EXHIBIT INDEX

Exhibit  Description
  No.

4.1(1) Transaction Systems Architects, Inc. 2002 Non-Employee Director Stock Option Plan

4.2(2)   Form of Common Stock Certificate

4.3(2) Amended and Restated Certificate of Incorporation of the Company, and amendments thereto

4.4(3)   Amended and Restated Bylaws of the Company, and first amendment thereto

5.1(1)   Opinion of Baker & McKenzie

23.1(1)  Consent of Arthur Andersen LLP

23.2(1)  Consent of Baker & McKenzie (included in Exhibit 5.1)

24.1(1) Power of Attorney (included on the signature page of this Registration Statement)
----------------
(1)  Filed herewith.
(2) Incorporated by reference to Exhibit 3.01 of the Company's Registration Statement (File No. 33-88292) on Form S-1.
(3) Incorporated by reference to Exhibit 3.02 of the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1999.